Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MDB Capital Holdings, LLC

Addison, Texas

We consent to the incorporation by reference in the registration statement on Form S-8, Registration Statement No. 333-280090, pertaining to the 2022 Equity Inceptive Plan of MDB Capital Holdings, LLC, of our report dated March 31, 2026 relating to the consolidated financial statements of MDB Capital Holdings, LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ RBSM LLP

New York, New York
March 31, 2026